EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING DECLARES FOURTH QUARTER 2016 DIVIDEND
OF $0.38 PER SHARE

EL PASO, Texas - October 13, 2016 - Western Refining, Inc. (NYSE:WNR) today announced its Board of Directors approved a $0.38 per share dividend for the fourth quarter of 2016. The dividend will be paid on November 8, 2016, to shareholders of record at the close of market on October 24, 2016.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations include retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.
Western Refining, Inc. also owns the general partner and approximately 53 percent of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).
More information about Western Refining is available at www.wnr.com.